Exhibit 5.2

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

November 27, 2024

AGM Group Holdings Inc.

c/o Creative Consultants (Hong Kong) Limited

Room 1502-3 15/F., Connaught Commercial Building, 185 Wanchai Road

Wanchai, Hong Kong

Re:	AGM Group Holdings Inc.

Ladies and Gentlemen:

We are acting as United States counsel to AGM Group Holdings Inc. a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 30, 2024, with respect to the issuances of (i) the Company’s Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), being sold pursuant to the Securities Purchase Agreement (filed as Exhibit 10.1 to the Registration Statement (the “Securities Purchase Agreement”)) (ii) warrants (the “Warrants”), each to purchase one Ordinary Share of the Company, being sold pursuant to the Securities Purchase Agreement, (iii) Ordinary Shares issuable upon the exercise of the Warrants, (iv) the warrants (the “Placement Agent Warrants”), each to purchase one Ordinary Share of the Company, being issued pursuant to the Placement Agency Agreement (filed as Exhibit 1.1 to the Registration Statement (the “Placement Agency Agreement”)) and (v) Ordinary Shares issuable upon the exercise of the Placement Agent Warrants.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement,
2.	The form of the Placement Agency Agreement, filed as Exhibit 1.1 to the Registration Statement (the “Placement Agency Agreement”),
3.	The form of the Placement Agent Warrants, filed as exhibit 4.3 to the Registration Statement,
4.	The form of the Securities Purchase Agreement, filed as Exhibit 10.1 to the Registration Statement (the “Securities Purchase Agreement”),
5.	The form of the Warrants, filed as Exhibit 4.1 to the Registration Statement,
6.	a copy of the executed written resolution of the directors of the Company dated September 27, 2024 and
7.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

AGM Group Holdings Inc.	November 27, 2024

Based upon the foregoing, we are of the opinion that each of:

(i) the Warrants when duly authorized, executed and delivered by all necessary corporate action of the Company and the Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement, pursuant to the Placement Agency Agreement and the Securities Purchase Agreement, and

(ii) the Placement Agent Warrants when duly authorized, executed and delivered by all necessary corporate action of the Company and the Placement Agent Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement, pursuant to the Placement Agency Agreement, will be legally binding obligations of the Company enforceable in accordance with their respective terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants and the Placement Agent Warrants; and (e) we have assumed the Exercise Price (as defined respectively in the Warrants and the Placement Agent Warrants) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP